                                                                    EXHIBIT 23.2

         Letter of Consent of McNair, McLemore, Middlebrooks & Co., LLP

                    McNair, McLemore, Middlebrooks & Co., LLP
                               389 Mulberry Street
                              Macon, Georgia 31201

                                 August 8, 2002

Colony Bankcorp, Inc.
115 S. Grant Street
Fitzgerald, Georgia 31750

         RE:  LETTER OF CONSENT OF INDEPENDENT ACCOUNTANTS

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002, in the Annual Report to stockholders of Colony Bankcorp, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2001.

                                   McNair, McLemore, Middlebrooks & Co., LLP

                                   /s/ McNair, McLemore, Middlebrooks & Co., LLP


Macon, Georgia